EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
October 30, 2003

For Further Information Contact:                  Barry E. Backhaus, President
                                                  and Chief Executive Officer
                                                  First Federal Bankshares, Inc.
                                                  329 Pierce Street
                                                  Sioux City, IA  51101
                                                  712.277.0200



                FIRST FEDERAL BANKSHARES, INC. DECLARES DIVIDEND
                        ANNOUNCES ANNUAL MEETING RESULTS

Sioux City, Iowa - October 30, 2003 - First Federal  Bankshares,  Inc.  (Nasdaq:
FFSX) (the "Company") announced the results of its 2003 Annual Meeting of Stockholders held on October 30, 2003. At the meeting, stockholders elected Jon
G. Cleghorn, Steven L. Opsal and David Van Engelenhoven to the Board of Directors of the Company, each for a three-year term. Stockholders also approved amendments to the Company's 1999 Stock Option Plan and its 1999 Recognition and Retention Plan and ratified the appointment of McGladrey & Pullen, LLP as its independent auditor.

At the Annual Meeting, President Backhaus announced that the Company's Board of Directors declared a quarterly dividend of $0.09 per share, a $0.01 increase over that distributed last quarter. The dividend is payable on November 28, 2003 to stockholders of record on November 14, 2003.

First Federal Bankshares, Inc. is the holding company for First Federal Bank, which operates ten banking offices in northwest Iowa, an office in South Sioux City, Nebraska and five offices in central Iowa.